Exhibit 99.1

QVC ANNOUNCES INVESTOR MEETING WEBCAST

Englewood, Colo, Mar. 4 - QVC (NASDAQ: LINTA, LINTB) will webcast a QVC Investor Meeting on Thursday, March 11th, 2009, with presentations beginning at 9:30 a.m. Eastern Time.  During these presentations, observations may be made regarding the company’s financial performance and outlook.

The presentations will be broadcast live via the Internet.  All interested persons should visit the Liberty Media Corporation website at http://www.libertymedia.com/events to register for the webcast.  An archive of the webcast will also be available on this website for 30 days.

About Liberty Media Corporation

Liberty Media owns interests in a broad range of electronic retailing, media, communications and entertainment businesses. Those interests are attributed to three tracking stock groups: (1) the Liberty Interactive group (NASDAQ:  LINTA, LINTB), which includes Liberty Media’s interests in QVC, Provide Commerce, Backcountry.com, BUYSEASONS, Bodybuilding.com, IAC/InterActiveCorp, and Expedia, (2) the Liberty Starz group (NASDAQ:  LSTZA, LSTZB), which includes Liberty Media’s interests in Starz Entertainment and ViaSat, Inc., and (3) the Liberty Capital group (NASDAQ:  LCAPA, LCAPB), which includes all businesses, assets and liabilities not attributed to the Interactive group or the Starz group including its subsidiaries Starz Media, LLC, Atlanta National League Baseball Club, Inc., and TruePosition, Inc., Liberty Media’s interest in SIRIUS XM Radio, Inc., and minority equity investments in Time Warner Inc., Time Warner Cable and Sprint Nextel Corporation.

Contact:

Courtnee Ulrich

720-875-5420